SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE COMMERCE FUNDS
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          No fee required.

          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

          Fee paid previously with preliminary materials.

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

THE COMMERCE FUNDS
P.O. Box 219525
Kansas City, Missouri 64121-9525

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the “Meeting”) of the International Equity Fund of The Commerce Funds (the “Company”) to be held on Wednesday, May 1, 2002 at 10:00 a.m., Eastern time, at the offices of Goldman Sachs Asset Management, 32 Old Slip, New York, New York 10005 in Conference Room 17B.

         At the Meeting, shareholders of the International Equity Fund will be asked to vote on the following matter: approval of a new sub-investment advisory agreement between Bank of Ireland Asset Management (U.S.) Limited and Commerce Investment Advisors, Inc. on behalf of the International Equity Fund.

         Whether or not you plan to be present at a Meeting, your vote is needed. If you do not plan to be present at the Meeting, please complete, sign and return the enclosed proxy card promptly in order that the Meeting can be held and the maximum number of shares may be voted. Your prompt response will help reduce proxy costs – which are paid by the Fund and its shareholders – and will also mean that you can avoid receiving follow-up phone calls or mailings.

         We look forward to seeing you at the Meeting or to receiving your proxy card so your shares may be voted at the Meeting.

Sincerely yours,

Warren W. Weaver

President

SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE
ENCLOSED ENVELOPE.

THE COMMERCE FUNDS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 12, 2002

To the Shareholders of The Commerce Funds’ International Equity Fund:

         A Special Meeting of Shareholders (the “Meeting”) of the International Equity Fund of The Commerce Funds (the “Company”) will be held on Wednesday, May 1, 2002 at 10:00 a.m. Eastern time, at the offices of Goldman Sachs Asset Management, 32 Old Slip, New York, New York 10005 in Conference Room 17B.

         The Meeting will be held for the following purpose: to approve a new sub-investment advisory agreement between Bank of Ireland Asset Management (U.S.) Limited and Commerce Investment, Advisors, Inc. on behalf of the International Equity Fund.

         The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Meeting in person. Only shareholders of record at the close of business on March 15, 2002, the record date for the Meeting, have the right to notice of and the right to vote at the Meeting or any adjournment thereof. You do not need to attend the Meeting to participate – you can vote by mail, with the enclosed proxy card.

         Your prompt response will help reduce proxy costs – which are paid for by the Fund and its shareholders – and will also mean that you can avoid receiving follow-up phone calls or mailings.

         The Commerce Funds Board of Trustees unanimously recommends that you vote in favor of the proposal.

By Order of the Board of Trustees
of The Commerce Funds:

W. Bruce McConnel

Secretary

WE NEED YOUR PROXY VOTE IMMEDIATELY

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR MAY 1, 2002 WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED AT THE MEETING. IN THAT EVENT, THE COMMERCE FUNDS WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL IN ALLOWING THE COMMERCE FUNDS TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD PROMPTLY.

THE COMMERCE FUNDS
P.O. Box 219525
Kansas City, Missouri 64121-9525

PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of The Commerce Funds (the “Company”). The Special Meeting will be held at the offices of Goldman Sachs Asset Management, 32 Old Slip, New York, New York 10005 on Wednesday, May 1, 2002 at 10:00 a.m. Eastern time in Conference Room 17B. The Special Meeting and any adjournments thereof are referred to in this Proxy Statement as the “Meeting.”

         It is expected that the solicitation of proxies will be primarily by mail. However, the Company’s officers, investment adviser and administrator may also solicit proxies by telephone, facsimile or personal interview. The proxy costs with respect to the proposal will be borne by the International Equity Fund (the “Fund”). It is anticipated that the aggregate proxy costs will not exceed $20,000.

         The following summarizes the proposal to be voted on at the Meeting and indicates those shareholders that are being solicited with respect to the proposal.

Proposal	Shareholders Solicited

To approve a new sub-investment	The shareholders of the International

advisory agreement between Bank of	Equity Fund will vote as a single

Ireland Asset Management (U.S.)	class.

Limited and Commerce Investment Advisors, Inc., on behalf of the International Equity Fund.

         If you vote by mail, complete, date, sign and promptly return the enclosed proxy card in the accompanying envelope. If the enclosed proxy card is properly executed and returned prior to the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card or, if no instructions are marked on the proxy card, the proxies will be voted FOR the Proposal as described in this Proxy Statement and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Meeting or any adjournment(s) thereof.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed Proxy are expected to be first mailed to shareholders on or about April 12, 2002.

         The Company will furnish, without charge, additional copies of The Commerce Funds’ annual report to shareholders dated October 31, 2001, to any shareholder upon request. The annual report to shareholders may be obtained by writing to: The Commerce Funds, P.O. Box 219525, Kansas City, Missouri 64121-9525, by calling (800) 995-6365 or by e-mail request to Commercefunds@commercebank.com.

THE BOARD OF TRUSTEES OF THE COMMERCE FUNDS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE
PROPOSAL DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL: APPROVAL OF NEW SUB-INVESTMENT ADVISORY AGREEMENT

Introduction

         At the Meeting, shareholders of the Fund will be asked to vote on the approval of a new sub-investment advisory agreement for the Fund. The principal terms of the proposed sub-investment advisory agreement are summarized below. A copy of the form of the proposed sub-investment advisory agreement is attached to this Proxy Statement as Appendix 1. The description of the proposed sub-investment advisory agreement that follows is qualified in its entirety by reference to Appendix 1.

Why are Fund shareholders being asked to approve a new sub-investment advisory agreement?

         T.     Rowe Price International, Inc., or its predecessor in interest (together, “Price International”), has been the sub-investment adviser to the Fund since its inception in 1994. On February 6, 2002, the Board of Trustees, including the Trustees who are not “interested persons” of Price International or the Company, voted unanimously to terminate the sub-investment advisory agreement (the “Old Agreement”), dated November 20, 2001, between Commerce Investment Advisors, Inc. (the “Adviser”) and Price International as of the date that shareholders approve a new sub-investment advisory agreement with the proposed new sub-adviser to the Fund. At the same meeting, the Board of Trustees, including the Trustees who are not “interested persons” of Bank of Ireland Asset Management (U.S.) Limited (“BIAM (U.S.)”) or the Company, unanimously voted to recommend that the shareholders of the Fund approve a new investment sub-advisory agreement (the “Proposed Agreement”) between the Adviser and BIAM (U.S.). Section 15(c) of the Investment Company Act of 1940 (the “1940 Act”) requires that shareholders approve the Proposed Agreement.

How does the Proposed Agreement differ from the Old Agreement?

         The terms of the Proposed Agreement are substantially the same as the Old Agreement, except that it reflects BIAM (U.S.) as the new sub-adviser to the International Equity Fund. In addition, the fees payable under the Proposed Agreement will be reduced compared to the fees payable under the Old Agreement. There are no changes in the services being provided by the sub-adviser under the Proposed Agreement.

What matters were considered by the Board in recommending the Proposed Agreement?

         In authorizing the Proposed Agreement, the Board weighed heavily BIAM (U.S.)’s international investment performance record and the reduction in the sub-advisory fees under the new arrangement. The Board of Trustees also considered the quality of the sub-advisory services offered by BIAM (U.S.), its investment management style and the experience and qualifications of its personnel. The Board of Trustees reviewed written reports provided by BIAM (U.S.) and the Adviser, which contained, among other items, investment outlook and strategy with respect to international equity investments. Finally, the Board took into account all of the information presented to it at its February 6, 2002 Board meeting, including the Adviser’s recommendation, in connection with its review of the

Fund’s sub-investment advisory agreement. After reviewing all of the information it considered necessary to the exercise of its reasonable business judgment, the Board unanimously recommended that shareholders of the Fund approve the Proposed Agreement.

When was the Old Agreement last approved?

         The Old Agreement was approved by the Trustees of the Company, including a majority of the Trustees who are not “interested persons” of Price International or the Company, on November 6, 2001. The Old Agreement was last approved by the shareholders on November 20, 2000, as a result a change of control of Price International, which caused its prior sub-investment advisory agreement for the Fund to automatically terminate.

What are the continuation and termination provisions of the Proposed Agreement?

         By its terms, the Proposed Agreement will continue in effect for two (2) years from the date of approval by shareholders and thereafter continue in effect from year to year as long as it is approved annually by the Company’s Board of Trustees (at a meeting called for that purpose) or by vote of a majority of the Fund’s outstanding shares. In either case, renewal of the Proposed Agreement must be approved by the Company’s Board of Trustees, including by a majority of the Trustees who are not “interested persons” of BIAM (U.S.) or the Company. The Proposed Agreement is subject to termination without penalty on 60 days’ written notice by either party to the other and will terminate automatically in the event of assignment.

What fees does the Fund propose to pay to BIAM (U.S.) and the Adviser for their services and how do the fees compare to those paid to Price International under the Old Agreement?

         For its services to the Fund under the Proposed Agreement, the Adviser will pay BIAM (U.S.) a management fee at an annual rate of 0.45% of the first $50 million of the average daily net assets of the Fund; 0.40% of the next $50 million of average daily net assets of the Fund; and 0.30% of the average daily net assets of the Fund in excess of $100 million.

         For its services to the Fund under the Old Agreement, Price International was paid a management fee at the rate of 0.75% of the first $20 million of the average daily net assets of the Fund; 0.60% of the next $30 million of average daily net assets of the Fund; and 0.50% of the average daily net assets of the Fund in excess of $50 million. When average daily net assets exceeded $200 million, the fee was to be reset to 0.50% of all Fund assets with a transitional credit provided on assets between $184 million and $200 million; and when average daily net assets of the Fund exceeded $500 million, the fee was to be reset to 0.45% of all Fund assets. The transitional credit was to be determined by dividing the product of (i) the excess in assets of the Fund over $184 million and (ii) $80,000, by $16 million.

         The Adviser is entitled to receive a management fee for its services to the Fund at the rate of 1.50% of average daily net assets. It is currently waiving 0.56% of these fees pursuant to a Waiver and Reimbursement Agreement dated March 1, 2001 and the Fund is actually paying the Adviser 0.94% of the Fund’s average daily net assets. The Adviser pays the sub-adviser’s fee out of the management fees it receives from the Fund. As a result of the lower fees under the Proposed Agreement, the Adviser will enter into an amended Waiver and Reimbursement Agreement under which it will agree to reduce management fees actually paid by the Fund from 0.94% of average daily net assets to 0.78% of the Fund’s average daily net assets. During the fiscal year ended October 31, 2001, the Fund paid the Adviser, after contractual fee waivers, fees at the rate of 0.94% of average daily net assets of the Fund. During the fiscal year ended October 31, 2001, Price International, as the sub-adviser, and the Adviser were paid (after fee waivers) $789,811 and $518,211, respectively, for their services to the International Equity Fund.

How do the fees the Fund proposes to pay to BIAM (U.S.) compare to its other mutual fund clients?

         The table below sets forth the name of each other investment company, with investment objectives similar to the Fund, for which BIAM (U.S.) acts as a sub-investment adviser, the annual rate of compensation (i.e., the fee BIAM (U.S.) is paid for its services as sub-investment adviser to the respective portfolio), and the net assets of the investment company as of December 31, 2001.

Table 1 – Comparison of Sub-Advisory Fees of Funds Sub-Advised by BIAM

		Annual Contractual
Subadvised Mutual Funds:	Net Assets of Fund at	Rate of Compensation	Fee Waived or
Name of Fund	12/31/01 (in millions)	(% of fund assets)	Reduced

Berger International Fund	$205	0.45% first $50 million 0.40% next $50 million 0.30% over $100 million	N/A

Berger IPT-International Fund	$5	0.45% first $50 million 0.40% next $50 million 0.30% over $100 million	N/A

Allmerica Select International Equity Fund	$428	0.45% first $50 million 0.40% next $50 million 0.30% over $100 million	N/A

Citistreet Funds Inc. International Stock Fund	$114	0.45% first $50 million 0.40% next $50 million 0.30% over $100 million	N/A

RSI Retirement Trust International Equity Fund	$47	0.75% first $20 million 0.50% next $30 million	N/A

		0.35% next $100 million

Cigna International Blend Fund	$564	0.50% first $375 million	N/A

		0.45% next $225 million

		0.40% on excess

Prudential International	$405	0.45% first $50 million	N/A

Value Fund		0.40% next $50 million

		0.30% next $500 million

		0.28% next $200 million

		0.27% over $800 million

What services does the sub-adviser provide under the Old and Proposed Agreements?

         The services provided by the sub-adviser under the Proposed Agreement are the same as those provided under the Old Agreement. Under the Old and Proposed Agreements, the sub-adviser provides the Fund with discretionary investment services. Specifically, the sub-adviser is responsible for supervising and directing the investments of the Fund in accordance with the Fund’s investment objective, investment strategies and investment restrictions, as provided in its Prospectus and Statement of Additional Information. The sub-adviser is also responsible for effecting all securities transactions on behalf of the Fund, including the negotiation of commissions and the allocation of principal business and portfolio brokerage. The Old and Proposed Agreements provide that the Fund will bear all expenses of its operations not specifically assumed by the sub-adviser.

         Under the investment advisory agreement between the Adviser and the Fund, the Adviser is responsible for supervising the sub-adviser investment activities and for performing certain other oversight and compliance functions related to the Fund.

         The Old and Proposed Agreements provide that the sub-adviser, its directors, officers and employees will be liable to the Fund for losses resulting from willful misfeasance, bad faith, gross negligence, or willful misconduct of the sub-adviser’s duties under the Agreements or for losses as a result of breach of its fiduciary duty with respect to receipt of compensation for its services.

Who are the Adviser and proposed sub-adviser?

         Commerce Investment Advisors, Inc. serves as investment adviser to the Company’s Funds, including the Fund. The Adviser has offices at 8000 Forsyth Boulevard, St. Louis, Missouri 63105 and 1000 Walnut Street, Kansas City, Missouri 64106. The Adviser is a wholly-owned subsidiary of Commerce Bank, N.A., with offices at 1000 Walnut Street, Kansas City, Missouri 64106. The Adviser (or its predecessor organizations) has provided investment management services to the Company since 1994, to private and public pension funds, endowments and foundations since 1946 and to individuals since 1906. As of December 31, 2001, the Adviser and its affiliates had approximately $10.6 billion under management.

         BIAM (U.S.) is a wholly-owned indirect subsidiary of Bank of Ireland Group. The address of BIAM (U.S.)’s office in the United States is 75 Holly Hill Lane, Greenwich, CT 06830; its head office is located at 26 Fitzwilliam Place, Dublin 2, Ireland. BIAM (U.S.) was established in 1987 and has over 47 employees in North America. BIAM (U.S.)’s affiliate, Bank of Ireland Asset Management Limited, with which BIAM (U.S.) shares resources, including investment advisory and account support personnel, has 36 years of experience as a global investment adviser. As of December 31, 2001, BIAM (U.S.) had approximately $25 billion in assets under management in North America and, together with its affiliates, had approximately $48 billion in assets under management worldwide for individual and institutional accounts.

         The principal executive officers and directors of the BIAM (U.S.) and their principal occupations as of December 31, 2001 are set forth on Annex A hereto.

Who else provides services to the Fund?

         Goldman, Sachs & Co., which is located at 85 Broad Street, New York, New York 10005, is the distributor for the Company. The administrator is Goldman Sachs Asset Management (“GSAM”), 32 Old Slip, New York, New York 10005. GSAM is a unit of the Investment Management Division of Goldman, Sachs & Co.

         The aggregate amount of commissions paid to affiliated brokers by the Fund for the fiscal year ended October 31, 2001 and the percentages these amounts represented of the total commissions paid by the Fund over that period are set forth below.

Table 2 — Affiliated Brokerage Commissions

		% of total Fund
	Total brokerage	brokerage
	commissions paid to	commissions paid to
Broker Name	affiliated brokers	affiliated brokers

Goldman, Sachs & Co.	$2,216	1.29%

Goldman Sachs International, Ltd.	$10,527	6.07%

What Will Happen If Shareholders Do Not Approve The Proposed Agreement?

         If shareholders of the Fund do not approve the Proposed Agreement, the Board will promptly seek to enter into a new sub-advisory arrangement for the Fund, subject to the requisite shareholder approval.

What vote is required to approve the Proposed Agreement?

         The proposal requires the affirmative vote of the lesser of (a) 67% of the shares present at the Meeting of the Fund in person or by proxy, if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) a majority of the Fund’s outstanding shares. The Fund’s Institutional and Service Share Classes of the Fund will vote as one class on the Proposal.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE PROPOSED AGREEMENT

VOTING INFORMATION

Who Can Vote?

         Only shareholders of record of the Fund at the close of business on March 15, 2002, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On that date, the number of outstanding shares of the Fund was as follows: 28,593.758 (Service Class) and 5,842,208.401 (Institutional Class).

How Can I Vote?

         You can vote by:

         1.     Completing, signing and returning the enclosed proxy card(s) promptly in the postage-paid envelope; or

         2.     Attending the meeting and voting in person.

How many shares constitute a Quorum?

         A quorum is constituted by the presence in person or by proxy of the holders of more than one-third of the outstanding shares entitled to vote at the Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), will be treated as shares that are present at the Meeting. For purposes of determining the affirmative vote of a “majority of the outstanding shares,” an abstention or the failure to vote, including a broker non-vote, will be the equivalent of voting against a proposal.

         In the event that a quorum of the Fund is not present at the Meeting or at any adjournment thereof, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal is not received, the persons named as proxies, or their substitutes, may propose and vote for one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy.

What percentage of shares of the Fund does the Adviser hold?

         At the record date for the Meeting, the Adviser held of record approximately the percentage of outstanding shares of the Fund in a fiduciary capacity or as custodian for its customers as shown in Table 3 below. The Adviser intends to vote shares of beneficial interest in the Fund over which it has investment discretion FOR the proposal. This means that the Adviser has the voting power to cause the proposal to be adopted by shareholders.

Table 3 – Shares Held of Record by Adviser

	% Held in a Fiduciary Capacity or as
	Custodian

Fund	Institutional Class	Service Class
International Equity Fund	93%	21%

Does any Shareholder Own More than 5% of the Fund?

         The name, address and share ownership of each person who may have sole or shared voting or investment power with respect to more than 5% of the Fund’s outstanding shares at the record date were:

Table 4 – Shareholders Who Own 5% or More of the Fund

		Number of
		Outstanding	Percent
Fund	Shareholder	Shares	Of Class

International Equity Fund (Institutional)	Hoco & Co. P.O. Box 13366 Kansas City, MO	3,473,440.941	59%

	Mori & Co. P.O. Box 13366 Kansas City, MO	1,924,522.469	31%

	Enterprise Rent-A-Car International c/o Commerce Bank 8000 Forsyth St. Louis, MO	1,341,360.767	23%

		Number of
		Outstanding	Percent
Fund	Shareholder	Shares	Of Class

International Equity Fund (Service)	Boulevard Enterprises A Partnership Gus Jainas 2530 Southwest Blvd. Kansas City, MO	4,563.062	15%

	Columbus Circle Trust Company Custodian FBO DCCCA Inc., 403b Metro Center 1 Station Pl. Stamford, CT	4,302.469	15%

	Columbus Circle Trust Company Custodian Rockhurst HS Retirement Plan Metro Center 1 Station Pl. Stamford, CT	1,778.784	6%

         For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company.

* * * * * *

Does the Company Know of Any Other Matters to Come Before the Meeting?

         No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Fund and the Company.

         The Company does not intend to hold meetings of shareholders except to the extent that such meetings may be required under the 1940 Act, as amended, or state law. Shareholders who wish to submit proposals for inclusion in the Proxy Statement for a subsequent shareholder meeting should send their written proposals to the Company at its principal office within a reasonable time before such meeting.

Dated: April 12, 2002

Annex A

         The information with respect to each director and principal executive officer of BIAM (U.S.) is as follows:

Position with Bank of Ireland Asset
Name	Management (U.S.) Limited	Occupation

William Raymond Cotter	Director & Chief Executive Officer	Chief Executive Officer, Bank of Ireland Asset Management Limited

Denis Curran	Director & President	President, BIAM (U.S.)

Michael Christopher Riley	Director & Chief Investment Officer	Chief Investment Officer, Bank of Ireland Asset Management Limited

Rosemary Mahon	Director & Senior Vice President	Senior Vice President, BIAM (U.S.)

Lelia Long	Director & Senior Vice President	Senior Vice President, BIAM (U.S.)

Michael McCarthy	Director & Portfolio Specialist	Portfolio Specialist, Bank of Ireland Asset Management Limited

Stephen Holland	Director & Senior Vice President	Senior Vice President, BIAM (U.S.)

The address for each of the persons listed above is c/o Bank of Ireland Asset Management (U.S.) Limited, 75 Holly Hill Lane, Greenwich, Connecticut 06830.

Appendix I

THE COMMERCE FUNDS

SUB-ADVISORY AGREEMENT

INTERNATIONAL EQUITY FUND

         AGREEMENT, dated as of                     , among Commerce Investment Advisors, Inc. (the “Adviser”), and the Bank of Ireland Asset Management (U.S.) Limited, a corporation with its principal office and, place of business at 75 Holly Hill Lane, Greenwich, CT 06830 (“Sub-Adviser”);

         WHEREAS, THE COMMERCE FUNDS (the “Trust”) is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

         WHEREAS, the Adviser has been appointed as investment adviser to the Trust’s International Equity Fund (the “Fund”); and

         WHEREAS, the Adviser wishes to retain the Sub-Adviser to assist them in the provision of a continuous investment program for the Fund and the Sub-Adviser is willing to render such assistance;

         WHEREAS, the Board of Trustees of the Fund and the Fund’s shareholders have approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.     Appointment. The Adviser hereby appoints Sub-Adviser to act as sub-Adviser for the Fund as permitted by the Adviser’s Advisory Agreement with the Trust. The Sub-Adviser accepts such appointment and agrees to render the services required hereby for the compensation provided in this Agreement.

         2.     Sub-Advisory Services. Subject to the supervision of the Trust’s Board of Trustees and the Adviser, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, subject to the Adviser’s approval of the overall investment objective of the Fund, and will arrange for the purchase and sale of securities and other investments of the Fund. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Prospectus, Statement of Additional Information and supplements and resolutions adopted from time to time by the Trust’s Board of Trustees. The Sub-Adviser further agrees that it:

                  (a) will perform its obligations hereunder in conformity with all applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”), and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                  (b) will telecopy or send electronically trade information or foreign exchanges to the Adviser or its agent by no later than 10:00 a.m. eastern on trade date + 1 or by the deadlines in the Investment Manager Guide, whichever is earlier, and cause broker confirmations to be sent directly to the Adviser;

                  (c) will place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Adviser. In executing portfolio transactions and in selecting brokers or dealers, the Sub-Adviser will use its reasonable efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts to which the Sub-Adviser or any affiliate thereof exercise investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Trust’s Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibility of the Sub-Adviser to the Fund and to the Trust. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser or the principal underwriter for the Trust or an affiliated person of either acting as principal or as broker, except as permitted by law. In executing portfolio transactions for the Fund, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may but shall not be obligated to aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund’s Prospectus or Statement of Additional Information. In such event, the Sub-Adviser will allocate the securities so purchased or sold and the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund and such other clients;

                  (d) will not make loans to any person to purchase or carry Fund shares or make interest bearing loans to the Fund, except as provided in the Fund’s Prospectus and Statement of Additional Information;

                  (e) will maintain all books and records with respect to the securities transactions of the Fund entered into pursuant to this Agreement; keep books of account with respect to the Fund as required in connection with its services under the 1940 Act; and furnish the Trust’s Board of Trustees and management with such periodic and special reports as the Board may reasonably request; and

                  (f) will treat as confidential and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders of the Fund, except for such information that is in the public domain, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder except where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will:

                  (g) manage in periodic consultation with the Adviser the Fund’s temporary investments in securities;

                  (h) place orders for the Fund either directly with the issuer or with any broker or dealer;

                  (i) manage the Fund’s overall cash position, and determine from time to time what portion of the Fund’s assets will be held in different currencies;

                  (j) as requested on a reasonable basis, provide the Adviser with foreign broker research;

                   (k) provide the Adviser with a quarterly review of international economic and investment developments, and occasional “White Papers” on international investment issues;

                  (l) attend regular business and investment related meetings with the Trust’s Board of Trustees and the Adviser if requested to do so by the Trust or Adviser;

                  (m) monitor and provide assistance with valuation of portfolio securities; and

                  (n) provide monthly reports including portfolio analysis and performation attributions.

         3.     Services Not Exclusive. (a) Sub-Adviser agrees not to solicit any bank customer for the purposes of providing the services provided hereunder with respect to an investment program similar to the Fund in Kansas, Missouri and the region of Southern Illinois. Provided however, that nothing in this paragraph shall preclude the Sub-Adviser from servicing its existing clients in the above-mentioned area or any bank customer that relocates its headquarters in Kansas, Missouri or Southern Illinois.

                  (b) Subject to subsection (a) above, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive and nothing in this Agreement shall (i) prevent the Sub-Adviser or any affiliated person (as defined in the 1940 Act) of the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including without limitation other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its own accounts or for the accounts of others for whom it may be acting.

                  (c) Nothing contained in this Agreement (including, without limitation, the Sub-Adviser’s confidentiality obligation under Section 2(f)), however, shall prohibit the Sub-Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Trust.

         4.     Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust and the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1.

         5.     Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

         6.     Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser monthly and the Sub-Adviser will accept as full compensation therefor, a fee at the following annual rates based on the average daily net assets of the Fund:

                           0.45% on the first $50 million;

                           0.40% on the next $50 million; and

                           0.30% on the excess over $100 million.

         With each monthly fee payment, the Adviser or its agent shall provide Sub-Adviser with a worksheet showing the average daily net assets of the Fund for the monthly period and the calculation of the Sub-Advisory fee.

         If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of the month or from the beginning of the month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         7.     Liability of the Sub-Adviser. The Sub-Adviser or any of its officers, directors or employees shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from bad faith, willful misconduct or gross negligence in the performance of these duties or for losses resulting from a breach of its fiduciary duty with respect to the receipt of compensation for services.

         8.     Duration and Termination. The term of this Agreement shall begin on the date first above written and, unless sooner terminated as hereinafter provided, shall continue until November 30, 2003 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days’ notice, by the Adviser, Sub-Adviser or by the Trust’s Board of Trustees or by a vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation earned prior to such termination.

         9.     Amendment of this Agreement. No provision of this Agreement may be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the waiver, change, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of a majority of the outstanding voting securities of the Fund.

         Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Sub-Adviser at:

Bank of Ireland Asset Management (U.S.) Limited

75 Holly Hill Lane

Greenwich, CT 06830

With copy to:

Bank of Ireland Asset Management (U.S.) Limited

President's Plaza I

8600 West Bryn Mawr, Suite 530

Chicago, IL 60631

To the Adviser at:

Larry E. Franklin

Commerce Investment Advisors, Inc.

P.O. Box 419248

1000 Walnut Street

Kansas City, Missouri 64199-3686

To the Trust at: W. Bruce McConnel, Esq

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103-6996

         10.     Use of Names. Without the Adviser’s written consent, the Sub-Adviser will not cause or permit the use, description or reference to the Adviser, the Trust or the Fund or to the relationship contemplated by this Agreement in any advertisement or promotional materials or other materials.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law. However, any litigation brought by either party to this Agreement shall be adjudicated in the appropriate court of jurisdiction within the State of Missouri.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COMMERCE INVESTMENT ADVISORS, INC.

Attest:

By:

Name: Larry E. Franklin

Title: Vice President

BANK OF IRELAND ASSET MANAGEMENT

(U.S.) LIMITED

Attest:

By:

Name:

Title:

By:

Name:

Title:

This Proxy, if properly executed, will be voted as specified below with respect to the actions to be taken on the following proposal. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

For International Equity Fund
Shareholders:
THE COMMERCE FUNDS	To approve a new Sub-Investment	For Against Abstain

Mark box at right if an	Advisory Agreement between Bank of

address change or comment has been	Ireland Asset Management (U.S.)

noted on the reverse side of this	Limited and Commerce Investment

card.	Advisors, Inc., on behalf of the

CONTROL NO.:	International Equity Fund.

Please be sure to sign and date this Proxy	Date:

Shareholder sign here	Co-owner sign here	RECORD DATE SHARES:

THE COMMERCE FUNDS

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMMERCE FUNDS

         The undersigned hereby appoints Larry Franklin, William Schuetter and Diana McCarthy (the “Proxies”), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders (the “Meeting”) of The Commerce Funds (the “Company”) to be held at the offices of Goldman Sachs Asset Management, 32 Old Slip, New York, New York 10005 in Conference Room 17B at 10:00 a.m., Eastern time on Wednesday, May 1, 2002 and at any adjournment(s) or postponement(s) thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

         The proxies shall cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposals set forth on the reverse side, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof, including any adjournment(s) or postponement(s) necessary to obtain requisite quorums and/or approvals. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

         Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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